Exhibit 4.9.6

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY

INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC)

OR ANY GOVERNMENTAL AGENCY.

FNB FINANCIAL SERVICES, LP

NONNEGOTIABLE SUBORDINATED SPECIAL DAILY NOTE

This Nonnegotiable Subordinated Special Daily Note Register is provided for the convenience of the Holder. Entries may be made only by an authorized agent of the Issuer to reflect additional purchases or redemptions. The Issuer will not be liable for any transaction unless an entry is made herein by an authorized agent of the Issuer.

NONNEGOTIABLE SUBORDINATED SPECIAL DAILY NOTE, SERIES 2018

FNB FINANCIAL SERVICES, LP

Suite 202, 103 Foulk Road

Wilmington, Delaware 19803

No.

FOR VALUE RECEIVED, FNB FINANCIAL SERVICES, LP (THE “ISSUER”) HEREBY PROMISES TO PAY ON DEMAND THE PRINCIPAL AMOUNT AS RECORDED IN THE REGISTER TOGETHER WITH ACCRUED INTEREST, SUBJECT TO THE PROVISIONS SET FORTH HEREIN, to

Name

Address

Soc. Sec. or E.I. No.

(the “Holder”), in the manner provided for herein.

This Nonnegotiable Subordinated Special Daily Note shall bear interest on the unpaid principal amount hereof at the initial rate of     %. This rate may fluctuate as described herein. Interest shall accrue daily and be compounded quarterly.

To guarantee the due and punctual payment of the principal and interest on the Securities (as hereinafter defined) and all other amounts payable by the Issuer under this Security and the Indenture (as hereinafter defined) when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor has unconditionally guaranteed such obligations, on a subordinated basis, pursuant to the terms of the Guaranty.

By acceptance of this Nonnegotiable Subordinated Special Daily Note, the Holder agrees that its rights and remedies against the Issuer and the Guarantor (as hereinafter defined) with respect to their obligations hereon and under the Guaranty shall be and remain subordinate to the extent and in the manner set forth herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Nonnegotiable Subordinated Special Daily Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

DATED:

FNB FINANCIAL SERVICES, LP

By: FNB Consumer Services, Inc., its General Partner

By:
	Its:	President

By:
	Its:	Secretary

[Signature page to Note]

THIS NONNEGOTIABLE SUBORDINATED SPECIAL DAILY NOTE IS SUBJECT TO REDEMPTION PRIOR TO MATURITY, INTEREST ADJUSTMENT AND CERTAIN OTHER TERMS ARE SET FORTH HEREIN.

AUTHENTICATION CERTIFICATE:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

DATED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By: FIRST NATIONAL BANK OF PENNSYLVANIA, as Authenticating Agent

Authorized Officer

[Signature page to Note]

[Reverse of Note]

This Nonnegotiable Subordinated Special Daily Note, Series 2018 is one of a duly authorized issue of securities of the Issuer (each a “Security” and, together, the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 16, 2005 (herein called the “Indenture”), by and among the Issuer, F.N.B. Corporation, as Guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, issued, authenticated and delivered.

Upon and during the continuance of an Event of Default, the principal of the Securities of this series may be declared immediately due and payable in the manner and with the effect provided in the Indenture.

PAYMENT AND INTEREST ACCRUAL. Payment of the principal of and interest on this Security shall be made in lawful money of the United States at the FNB Financial Services, LP offices located in Hermitage and Greenville, Pennsylvania, or at such other place as the Issuer may designate to the Holder in writing (a “Place of Payment”). Upon payment or tender of payment hereof ON DEMAND, this Security shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the principal amount hereof ON DEMAND.

INTEREST RATE ADJUSTMENT. The interest rate will be determined by the Issuer and may fluctuate on a daily basis. Any adjustment to the interest rate shall remain in effect until next adjusted by the Issuer.

OPTIONAL REDEMPTION BY ISSUER. The Securities of this series are subject to redemption upon not less than 30 days notice by first class mail, at any time, as a whole or in part, at the election of the Issuer, without premium, together with accrued interest to the Redemption Date, but any interest installment which is due and payable on or prior to such Redemption Date, will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates, all as provided in the Indenture. Each partial redemption payment shall either be made ratably on all the Outstanding Securities of such series called for redemption, or by lot or in any other equitable fashion (as determined by the Issuer).

REDEMPTION BY HOLDER. The Holder shall have the right, at its option, to cause the Issuer to redeem this Security, in whole or in part, at any time; provided however, that the Issuer may require the Holder to give the Issuer no less than 30 days prior written notice by U.S. registered mail of a redemption demanded by the Holder, which notice shall specify the principal amount of the Security to be redeemed and the redemption date. Holders shall also have the right to make partial redemptions, provided, however, that such partial redemptions may not reduce the principal amount of this Security below the minimum purchase amount.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Upon presentation of this Security at a Place of Payment, the Issuer, or the Issuer’s agent, will, for the Holder’s convenience, record on the register attached hereto and made a part hereof any adjustments to the original principal amount of this Security, such as additional purchases or partial redemptions.

ASSIGNMENT. As provided in the Indenture and subject to certain limitations set forth herein and therein, this Security shall not be transferable except by endorsement and delivery by the Holder, or its duly authorized representative at the Place of Payment referred to above, and upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. The Issuer may require payment of a service charge along with a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes. If this Security is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

SUBORDINATION. The indebtedness evidenced by this Security is subordinate to the prior payment when due of the principal of and interest on all Senior Indebtedness (as such term is defined below). Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of this Security or the Securities, During the continuance of any default in payment of principal of or interest or sinking fund on any Senior Indebtedness, or any other event of default with respect to Senior Indebtedness pursuant to which the holders thereof have accelerated the maturity thereof, no direct or indirect payment may be made or agreed to be made by the Issuer or the Guarantor on or in respect of this Security or the Guaranty. Upon any distribution of assets of the Issuer or the Guarantor in any dissolution, winding up, liquidation or reorganization, payment of the principal of and interest on this Security will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. The Indenture does not limit the Issuer’s or the Guarantor’s ability to increase the amount of Senior Indebtedness or to incur any additional indebtedness in the future that may affect the Issuer’s or the Guarantor’s ability to make payments under this Security or the Guaranty. Except as described above, the obligation of the Issuer or the Guarantor to make payment of principal or interest on this Security or the Guaranty will not be affected. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Issuer and the Guarantor may recover more, ratably, than Holders of the Securities.

“Senior Indebtedness” means Indebtedness of the Issuer or the Guarantor outstanding at any time, other than Indebtedness of the Issuer or the Guarantor to each other or to a Subsidiary for money borrowed or advanced from the other or from any such Subsidiary or Indebtedness which by its terms is not superior in right of payment to the Securities, provided, however, that for purposes of clarity, the Indebtedness represented by the Securities shall be pari passu with the obligations of the Guarantor under the Guaranty with respect to the Indebtedness of the Guarantor under the Indenture, dated as of May 15, 1992, as amended, between the Guarantor and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to Northern Central Bank), as Trustee. “Indebtedness” means (1) any debt of the Issuer or the Guarantor (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (2) any debt of others described in the preceding clause (1) which the Issuer or the Guarantor has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension or refunding of any such debt.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the issuer and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Securities of this series are issuable only in registered form without coupons in any denomination; provided, however, that a minimum purchase amount maybe established by the Issuer at the time of purchase.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

TRANSACTION DATE	REC’D/PAID BY	REDEMPTIONS	PURCHASES

INITIAL PURCHASE/PRIOR REGISTER BALANCE